     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 28, 2000

                                                  REGISTRATION NO. 333-_________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                             CONEXANT SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                           4311 JAMBOREE ROAD                      25-1799439
(STATE OR OTHER JURISDICTION OF         NEWPORT BEACH, CALIFORNIA 92660            (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                  (949) 483-4600                  IDENTIFICATION NUMBER)

                                   ----------

           (Address of Principal Executive Offices including Zip Code)

                                   ----------

                   SIERRA IMAGING, INC. 1996 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                                   ----------

          DENNIS E. O'REILLY                               COPY TO:
SENIOR VICE PRESIDENT, GENERAL COUNSEL                  CHARLES K. RUCK
            AND SECRETARY                              LATHAM & WATKINS
        CONEXANT SYSTEMS, INC.                 650 TOWN CENTER DRIVE, SUITE 2000
          4311 JAMBOREE ROAD                     COSTA MESA, CALIFORNIA 92626
   NEWPORT BEACH, CALIFORNIA 92660                      (714) 540-1235
            (949) 483-4600

                                   ----------

          (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   ----------

                                          CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
                                                                                      PROPOSED
                                                                  PROPOSED            MAXIMUM
                                                 AMOUNT            MAXIMUM           AGGREGATE         AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES TO BE          TO BE         OFFERING PRICE         OFFERING        REGISTRATION
REGISTERED                                   REGISTERED(1)      PER SHARE(2)           PRICE              FEE
==================================================================================================================
Common Stock, $1.00 Par Value (including
the associated Preferred Share Purchase
Rights)                                         225,169           $12.81           $2,884,414.89       $761.49
------------------------------------------------------------------------------------------------------------------

(1) 225,169 shares of Common Stock issuable pursuant to the Sierra Imaging, Inc. 1996 Stock Option Plan, which plan is being assumed by Conexant in connection with the merger of Sierra Imaging with a wholly-owned subsidiary of Conexant (the "Merger"), are being newly registered hereunder. The number of shares issuable pursuant to such plan pursuant to the exchange ratio (0.0724) used in connection with the Merger. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the number of shares registered hereunder includes an indeterminate number of shares of Common Stock that may be issued in accordance with the provisions of such plan in connection with any anti-dilution provision or in the event of any change in the outstanding shares of Common Stock, including a stock dividend or stock split.

(2) Pursuant to Rule 457 of the Securities Act, the Proposed Maximum Offering Price Per Share is based upon the weighted average exercise price per share ($12.81) of outstanding options for 225,169 shares granted under the plan. The weighted average exercise price per share has been calculated in accordance with the exchange ratio (0.0724) used in connection with the Merger.

      PROPOSED SALE TO TAKE PLACE AS SOON AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT AS OPTIONS GRANTED UNDER THE PLAN ARE EXERCISED.

================================================================================

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION

         Not required to be filed with or included in this Registration Statement by incorporation by reference, or otherwise.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Not required to be filed with or included in this Registration Statement by incorporation by reference, or otherwise.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

(a) Annual Report on Form 10-K of Conexant Systems, Inc. (the "Company") for the fiscal year ended September 30, 1999 (including the portions of the Proxy Statement for the Company's 2000 Annual Meeting of Shareowners that are incorporated therein by reference);

(b) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999;

(c) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

(d) The Company's Current Report on Form 8-K filed January 4, 2000, as amended by the Company's Current Report on Form 8-K/A filed January 11, 2000;

(e)  The Company's Current Report on Form 8-K filed February 16, 2000;

(f)  The Company's Current Report on Form 8-K filed March 17, 2000;

(g)  The Company's Current Report on Form 8-K filed April 3, 2000;

(h)  The Company's Current Report on Form 8-K filed April 14, 2000;

(i)  The Company's Current Report on Form 8-K filed May 17, 2000;

(j)  The Company's Current Report on Form 8-K filed May 26, 2000;

(k)  The Company's Current Report on Form 8-K filed June 13, 2000;

(l)  The Company's Current Report on Form 8-K filed June 15, 2000;

(m)  The Company's Current Report on Form 8-K filed June 29, 2000;

(n)  Our Current Report on  Form 8-K filed July 24, 2000; and

(o) The descriptions of the Company's Common Stock and the preferred share purchase rights contained on pages 78 and 85-8 in the Company's Registration Statement on Form 10, as amended (File No. 000-24923), dated December 1, 1998, as amended by Part II, Item 2 of the II-1 Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Dennis E. O'Reilly, Esq., who has passed upon the legality of any newly issued shares of Common Stock of Conexant covered by this registration statement, is Senior Vice President, General Counsel and Secretary of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Delaware General Corporation Law permits Delaware corporations to eliminate or limit the monetary liability of directors for breach of their fiduciary duty of care, subject to certain limitations. Our restated certificate of incorporation provides that our directors are not liable to the Conexant or its shareowners for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to Conexant or its shareowners, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for willful or negligent violation of the laws governing the payment of dividends or the purchase or redemption of stock or (4) for any transaction from which a director derived an improper personal benefit.

         The Delaware General Corporation Law provides for indemnification of directors, officers, employees and agents subject to certain limitations. Our by-laws and the appendix thereto provide for the indemnification of our directors, officers, employees and agents to the extent permitted by Delaware law. Our directors and officers are insured against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See Index to Exhibits.

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on July 28, 2000.

                                CONEXANT SYSTEMS, INC.


                                By:     /s/ DWIGHT W. DECKER
                                    --------------------------------------------
                                    Name:   Dwight W. Decker
                                    Title:  Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement hereby constitutes and appoints Dwight W. Decker, Balakrishnan S. Iyer and Dennis E. O'Reilly, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities (unless revoked in writing) to sign any and all amendments to this Registration Statement to which this power of attorney is attached, including any post-effective amendments as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as they might and could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on July 28, 2000.

                 Signature                               Title
                 ---------                               -----
/s/ DWIGHT W. DECKER                  Chairman, Chief Executive Officer and
------------------------------        Director (Principal Executive Officer)
     Dwight W. Decker

/s/ BALAKRISHNAN S. IYER              Senior Vice President and Chief Financial
------------------------------        Officer (Principal Financial Officer)
     Balakrishnan S. Iyer

/s/ STEPHEN M. THOMPSON               Vice President and Controller
------------------------------        (Principal Accounting Officer)
     Stephen M. Thompson

/s/ DONALD R. BEALL                   Director
------------------------------
     Donald R. Beall

/s/ JERRE L. STEAD                    Director
------------------------------
     Jerre L. Stead

                                      Director
------------------------------
     F. Craig Farrill

/s/ RICHARD M. BRESSLER               Director
------------------------------
     Richard M. Bressler

                              INDEX TO EXHIBITS

EXHIBIT                                                                     PAGE

 4.1      Restated Certificate of Incorporation of the Company, filed as
          Exhibit 4.1 to the Company's Registration Statement on
          Form S-8 (Registration No. 333-68755) (the "Savings Plan
          Form S-8"), is incorporated herein by reference.

 4.2 Amendment to Restated Certificate of Incorporation of the Company, filed as Exhibit 4.a.2 to the Company's Registration Statement on Form S-3 (Registration No. 333-30596), is incorporated herein by reference.

 4.3 Amended By-Laws of the Company, filed as Exhibit 4.2 to the Savings Plan Form S-8, is incorporated herein by reference.

 4.4 Indenture, dated as of February 1, 2000, between the Company and Bank One, N.A. as trustee, including the form of 4% Convertible Subordinated Notes Due 2007, filed as Exhibit 4.1 to the Company's Registration Statement on Form S-3 (Registration No. 333-32468 ), is incorporated herein by reference.

 4.5 Rights Agreement, dated as of November 30, 1998, by and between the Company and ChaseMellon Shareholder Services, L.L.C., as rights agent, filed as Exhibit 4.4 to the Savings Plan Form S-8, is incorporated herein by reference.

 4.6      First Amendment to Rights Agreement, dated as of
          December 9, 1999, filed as Exhibit 4.1 to the Company's
          Quarterly Report on Form 10-Q for the quarter ended
          December 31, 1999, is incorporated herein by reference.

 +4.7 Registration Rights Agreement, dated as of May 23, 2000, between the Company and certain shareholders of Sierra
          Imaging, Inc.

 +4.8 Registration Rights Agreement, dated as of June 27, 2000, by and among Conexant Systems, Inc., Gordon Campbell and Donald R. Shriner as agents for HotRail, Inc. shareholders.

 +5.1 Opinion of Dennis E. O'Reilly, Esq., Senior Vice President, General Counsel and Secretary of the Company.

+23.1     Consent of Deloitte & Touche LLP, independent auditors.

+23.2     Consent of Arthur Andersen LLP, independent public accountants.

 23.3     Consent of Dennis E. O'Reilly, Esq., (included in Exhibit 5.1).

  24 Power of Attorney authorizing certain persons to sign this Registration Statement on behalf of certain directors and officers of the Company (included on the signature page).

-------------

+ Filed herewith.